Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of ST Assembly Test Services Ltd of our reports dated February 19, 2004 relating to the financial statements and financial statement schedule, which appear in ChipPAC’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PRICEWATERHOUSECOOPERS LLP

San Jose, California

April 2, 2004